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                                                                  Exhibit (a)(6)


                                  THE GCG TRUST

                      FORM OF ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

         The undersigned, being a majority of the Trustees of The GCG Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.2 and
Section 11.4 of the Trust's Agreement and Declaration of Trust, dated February 26, 2002, as amended, hereby abolish the Global Balanced Series, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated:  _____________________



-------------------------------                 --------------------------------
Paul S. Doherty, as Trustee                     Jock Patton, as Trustee


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J. Michael Earley, as Trustee                   David W.C. Putnam, as Trustee


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R. Barbara Gitenstein, as Trustee               Blaine E. Rieke, as Trustee


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R. Glenn Hilliard, as Trustee                   John G. Turner, as Trustee


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Walter H. May, as Trustee                       Roger B. Vincent, as Trustee


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Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee